UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

FORMCAP CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-28847 (Commission File Number)	1006772219 (IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada (Address of Principal Executive Offices )	89501 (Zip Code)

Registrant’s telephone number, including area code:   (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 3.02 – PRESS RELEASE

FORMCAP SUBMITS NOTICE OF INTENT TO DRILL TO KANSAS CORPORATION COMMISSION

(Effective date June 2, 2014)

For Immediate Release

June 3, 2014 – Reno, NV – FormCap Corp. (“FormCap” or “the Company”) (OTCQB: FRMC) announced today that a Notice of Intent to Drill has been submitted to the Kansas Corporation Commission (KCC) with an effective date June 2, 2014. The well name and number is Lil-Bobby #1-28, located in Cowley County, Kansas; land description: 2300’ FSL 330’ FEL, Sec 28-30S-6E at a depth to 3600 feet. The approximate commence date is July 8th and subject when the rig is next available.

Cowley County, Kansas has been a prolific oil producing county for many years and has produced over 183 million barrels of oil. Formcap’s 2400 acres of prospective oil & gas leases in Cowley County, Kansas, specifically the initial Lil-Bobby #1-28 well is surrounded by million barrel fields. To the north of the Company’s leases is the Atlanta Fields which has produced over 1 million barrels of oil, to the South is the Burden Fields which has produced over 3.2 million barrels of oil and the Eastland Fields have produced 3.5million barrels of oil. This information is publically available via Kansas Geological Survey.

Additional information can be found at the Company website: www.formcapcorp.com

On behalf of the Board of Directors,

FormCap Corp. (OTCQB: FRMC)

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014 FORMCAP CORP

By: /s/ Graham Douglas

Graham Douglas

Chief Executive Officer